UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2015

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

In its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, Molycorp, Inc. (the “Company”) disclosed that it is in ongoing discussions with certain of its creditors to restructure its outstanding debt. On June 24, 2015, the Company entered into a restructuring support agreement (the "RSA”) with holders of over 74% aggregate principal amount of the Company’s outstanding 10% Senior Secured Notes due 2020 (the “Supporting 10% Noteholders”). The RSA provides the framework for a confirmable plan of reorganization that potentially (a) provides a path for the Company’s exit from a chapter 11 bankruptcy filing, (b) substantially deleverages the Company’s consolidated balance sheet and (c) subject to the approval of the board of directors of the Company after any reorganization, provides post-confirmation capital for the Company to continue in operation as a going concern.

In connection with the discussions with the Supporting 10% Noteholders and other creditors, the Company entered into confidentiality agreements with certain of its creditors pursuant to which the Company provided and will continue to provide certain information to such creditors (the “Disclosed Information”) and agreed to make certain of the Disclosed Information and other information publicly available. Beginning today, June 25, 2015, certain of the Disclosed Information, together with other information provided to such creditors, will be made available from time to time on the Company’s website (www.molycorp.com) in the Investor Relations section under “Restructuring Documents”. Investors and other interested parties who wish to receive notification of such disclosures should complete the notification request form available on the Company’s website.

Certain of the Disclosed Information and other information includes the RSA, prospective financial information and forecasts (including a 13-week cash flow forecast for the period from June 6, 2015 to September 4, 2015, and summary financial projections through December 31, 2019), technical and operational information (including an engineering report dated May 29, 2015 and certain summary information on operations, in each case related to our Mountain Pass facility) and other information generally not disclosed by the Company (including a Confidential Information Memorandum dated May 2015) and may be deemed material. Such Disclosed Information and other information was or will be prepared based on expectations, beliefs, opinions, and assumptions of the Company’s management at the time such Disclosed Information and other information was or will be prepared. Such Disclosed Information and other information that is not historical information: is forward-looking, speculative and subjective in nature and was based upon expectations, beliefs, opinions, and assumptions, which are inherently uncertain and include factors that are beyond the control of the Company and may not prove to be accurate; does not necessarily reflect current expectations, beliefs, opinions, or assumptions that the management of the Company may have about the prospects for the Company’s businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur or that was not anticipated at the time such Disclosed Information and other information was prepared; may not reflect current results or future performance, which may be significantly more favorable or less favorable than projected by such Disclosed Information and other information; and is not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the forecasts will be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Michael F. Doolan
		Name:	Michael F. Doolan
		Title:	Executive Vice President and Chief Financial Officer

Date: June 25, 2015